EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Atheros Communications, Inc. of our report dated February 28, 2007 (November 13, 2007 as to Notes 1 and 15), relating to the consolidated financial statements of Attansic Technology Corporation for the year ended December 31, 2005, appearing in the Amendment No. 2 to Current Report on Form 8-K of Atheros Communications, Inc. filed on February 22, 2008.

/s/ DELOITTE & TOUCHE

Taipei, Taiwan

The Republic of China

February 22, 2008